Exhibit 99.1

NEWS

CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 28, 2015) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and twelve month periods ended December 31, 2014. For the three month period ended December 31, 2014, the Company’s net loss was $1.0 million, or ($0.14) per share, basic and diluted, compared to net income of $1.1 million, or $0.14 per share basic and diluted, for the three month period ended December 31, 2013. For the twelve month period ended December 31, 2014, the Company’s net income was $2.2 million, or $0.30 per share, basic and diluted, compared to net income of $3.8 million, or $0.50 per share basic and diluted, for the twelve month period ended December 31, 2013.

Commenting on the fourth quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s decision to prepay $35.9 million in Federal Home Loan Bank (“FHLB”) advances resulted in a $2.5 million prepayment penalty. The penalty reduced the Company’s net income for the three and twelve month period ending December 31, 2014, by $1.7 million, or $0.23 per share basic and diluted. By prepaying the FHLB advances, the Company will reduce its interest expense by $1.5 million in 2015 and $1.4 million in 2016. To fund the prepayment of FHLB borrowings, the Company utilized cash on hand as well as borrowing $15.0 million for one month and $15.0 million for six months. In January 2015, the Company has sold investments that will provide the liquidity necessary to pay off the $15.0 million maturity due in late January 2015.”

Mr. Peck continued, “In the fourth quarter of 2014, the Company completed a sale of a $6.9 million commercial real estate loan. The relationship was classified as substandard and as a Troubled Debt Restructuring, having spent approximately twelve months in bankruptcy. The loan was sold at a loss of $1,781,000. The Company previously had a specific reserve of $1.5 million against this relationship and reduced the allowance for loan loss account by that amount after the sale of the note. After the loan sale, the Company’s allowance for loan loss remains adequately funded.”

“The Company experienced loan growth of $6.7 million during the fourth quarter of 2014. The Company’s loan pipeline is active and we are beginning to see activity grow in our Nashville, Tennessee, loan production office. In 2015, the Company is confident that we will benefit from the reduction in interest expense and continued loan growth,” Mr. Peck concluded.

HFBC Reports Fourth Quarter Results

January 28, 2015

Financial Highlights

•	At December 31, 2014, the Company’s tangible book value was $13.72 per share and tangible common equity ratio was 10.52%. The Bank’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at December 31, 2014, were 10.98% and 18.64%, respectively. The Company’s consolidated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at December 31, 2014, were 11.10% and 19.05%, respectively.

•	The Company purchased 39,773 shares of its common stock in the quarter at a weighted average price of $11.89 per share. For the twelve month period ended December 31, 2014, the Company purchased 298,999 shares of its common stock at a weighted average price of $11.71 per share. At December 31, 2014, the Company holds a total of 778,383 shares of treasury stock at a weighted average cost of $12.12 per share.

•	On January 12, 2015, the Company was notified by Wilmington Trust that its investment in First Federal Statutory Trust III, (“FFKY Trust”), has elected to terminate the extension period of interest payments effective January 1, 2015. All accrued interest due and payable to all owners of securities through March 15, 2015, has been paid to the trustee. The Trustee will hold the funds until the next interest payment date of March 15, 2015. At that time, the Company will receive a total of $870,837.98 of interest and compounded interest and will continue to receive regularly scheduled interest of approximately $40,000 each quarter thereafter. On January 21, 2015, the Company has determined that FFKY Trust is no longer impaired and has placed the investment back into accrual status.

Asset Quality

At December 31, 2014, the Company’s level of non-accrual loans totaled $3.2 million, as compared to $10.1 million at December 31, 2013. A summary of non-accrual loans at December 31, 2014, and December 31, 2013, is as follows:

	December 31, 2014	December 31, 2013
	(Dollars in Thousands)

One-to-four family mortgages	$1,501	$945
Home equity line of credit	—	1
Junior lien	—	2
Mult-family	95	—
Construction	—	175
Land	215	1,218
Non-residential real estate	1,160	6,546
Farmland	—	703
Consumer loans	—	13
Commercial loans	204	463

Total non-accrual loans	$3,175	$10,066

HFBC Reports Fourth Quarter Results

January 28, 2015

Asset Quality (continued)

At December 31, 2013, non-accrual loans plus other real estate and other assets owned totaled $11.7 million, or 1.21% of total assets. At December 31, 2014, non-accrual loans plus other real estate and other assets owned totaled $5.1 million, or 0.55% of total assets. A summary of the activity in other real estate owned for the twelve month period ended December 31, 2014, is as follows:

	Activity During 2014
	Balance 12/31/2013	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sale	Balance 12/31/2014
	(Dollars in Thousands)
One-to-four family mortgages	$350	461	(667)	(5)	20	$159
Land	1,124	943	(123)	(157)	(19)	1,768
Non-residential real estate	200	175	(328)	—	(47)	—

Total	$1,674	1,579	(1,118)	(162)	(46)	$1,927

The Company had no loans classified as performing Troubled Debt Restructurings (“TDRs”) at December 31, 2013. During the twelve month period ending December 31, 2014, the Company classified the following currently performing loans as TDR:

	Balance at 12/31/13	New TDR	Loss on Sale of Loan	Net Proceeds from sale of Loan	Removed from (Taken to) Non-accrual	Balance at 12/31/14
		(Dollars in Thousands)

Non-residential real estate	$—	10,271	(1,781)	(5,206)	—	$3,284

Total performing TDR	$—	10,271	(1,781)	(5,206)	—	$3,284

HFBC Reports Fourth Quarter Results

January 28, 2015

Asset Quality (continued)

At December 31, 2014, the Company’s level of loans classified as substandard was $37.4 million as compared to $42.6 million at December 31, 2013. At December 31, 2014, the Company’s classified loan to risk-based capital ratio was 33.6%. The Company’s specific reserve for impaired loans was $1.5 million at December 31, 2014, and $1.9 million at December 31, 2013. A summary of the level of classified loans at December 31, 2014, is as follows:

		Special	Impaired Loans			Specific Allowance for	Allowance for Performing
December 31, 2014	Pass	Mention	Substandard	Doubtful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	$147,573	203	4,219	—	151,995	51	1,147
Home equity line of credit	33,481	—	757	—	34,238	—	181
Junior liens	2,025	40	37	—	2,102	—	14
Multi-family	20,066	2,904	3,021	—	25,991	—	85
Construction	24,241	—	—	—	24,241	—	146
Land	15,328	362	10,964	—	26,654	663	460
Non-residential real estate	131,854	5,492	13,250	—	150,596	738	1,345
Farmland	40,121	516	2,237	—	42,874	—	461
Consumer loans	14,118	21	299	—	14,438	62	432
Commercial loans	71,246	325	2,583	—	74,154	—	504

Total	$500,053	9,863	37,367	—	547,283	1,514	4,775

Net Interest Income

For the three month period ended December 31, 2014, the Company’s net interest income was $6.3 million, compared to $6.8 million for the three month period ended September 30, 2014, and $6.4 million for the three month period ended December 31, 2013. For the three month period ended September 30, 2014, the Company’s net interest income received the benefit of a significant reduction in non-accrual loan balances, which added approximately $300,000 in additional interest income on loans. For the three month period ended December 31, 2014, the Company’s net interest margin was 3.06%, as compared to 3.10% for the three month period ended December 31, 2013, and 3.22% for the three month period ended September 30, 2014.

For the twelve month period ended December 31, 2014, the Company’s net interest income was $25.8 million, as compared to $25.3 million for the twelve month period ended December 31, 2013. For the twelve month period ended December 31, 2014, the Company’s interest expense on deposits was $5.6 million as compared to $7.1 million for the twelve month period ended December 31, 2013. For the twelve month period ended December 31, 2014, the Company’s net interest margin was 3.08%, as compared to 3.01% for the twelve month period ended December 31, 2013.

HFBC Reports Fourth Quarter Results

January 28, 2015

Non-interest Income

Non-interest income for the three month period ended December 31, 2014, was $1.9 million, as compared to $2.3 million for the three month period ended December 31, 2013, and $2.4 million for the three month period ended September 30, 2014. The decline in non-interest income for the three month period ended December 31, 2014, as compared to the three month period ended September 30, 2014, was primarily the result of a $264,000 decline in gains on the sale of securities, a $120,000 decline in income from financial services commission and a $104,000 decline in mortgage origination income.

The decline in non-interest income for the three month period ended December 31, 2014, as compared to the three month period ended December 31, 2013, was primarily the result of a $412,000 gain on the sale of insurance assets sold during the fourth quarter of 2014. During the three month period ended December 31, 2014, service charge income and merchant card income declined by a combined $63,000 as compared to the same period in 2013. During the three month period ended December 31, 2014, mortgage origination revenue increased to $212,000 as compared to $75,000 for the three month period ended December 31, 2013.

For the twelve month period ended December 30, 2014, non-interest income was $7.8 million, a decline of $1.5 million as compared to the twelve month period ended December 31, 2013. For the twelve month period ended December 31, 2014, the Company earned $578,000 from gains on the sale of securities as compared to $1.7 million for the twelve month period ended December 31, 2013. As compared to the twelve month period ended December 31, 2013, significant changes in non-interest income production as compared the twelve month period ended December 31, 2014, includes financial services commission ($270,000) and the Company’s 2013 $412,000 gain on sale of insurance assets.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses increased by approximately $4.0 million, largely the result of the $1.8 million loss on the sale of a commercial real estate loan and the $2.5 million FHLB prepayment penalty. On a linked quarter basis, only real estate owned expense, an increase of $102,000 on a linked quarter basis, increased by more than $100,000. For the three month period ended December 31, 2014, non-interest expenses increased by $4.3 million as compared to the three month period ended December 31, 2014, largely the result of the loss on the loan and FHLB prepayment penalty. Other significant expense line items that increased for the three month period ended December 31, 2014, as compared to three month period ended December 31, 2013, included salaries and benefits of $418,000 and state bank taxes of $197,000. During the same periods, the Company saw significant declines in occupancy expense of $151,000, real estate owned expense of $143,000, and losses on other real estate owned of $99,000.

HFBC Reports Fourth Quarter Results

January 28, 2015

Non-interest Expense (continued)

For the twelve month period ended December 31, 2014, non-interest expenses were $33.9 million, an increase of $5.3 million as compared to the twelve month period ended December 31, 2013. For the twelve month period ended, December 31, 2014, the Company experienced the following significant increases in operating expenses as compared to the twelve month period ended December 31, 2013:

• Salary and benefits	$489,000	3.3%
• State bank taxes	$755,000	129.9%
• Data processing expense	$192,000	7.1%
• Other operating expenses	$2,662,000	162.3%
• Advertising expense	$105,000	8.5%
• Office supplies	$132,000	26.7%

During the twelve month period ended December 31, 2014, the Company saw significant reductions in the following operating expenses as compared to the twelve month period ended December 31, 2013:

• Occupancy expenses	($258,000)	7.4%
• Professional services	($442,000)	24.9%
• Real estate owned expenses	($136,000)	33.8%

Balance Sheet

At December 31, 2014, consolidated assets were $935.8 million, a decline of $37.8 million as compared to December 31, 2013. For the twelve month period ended December 31, 2014, the Company experienced a $50.1 million decrease in time deposits, a $9.8 million increase in non-interest bearing deposits, a $12.8 million decrease in FHLB borrowings, a $15.4 million decrease in cash and cash equivalents and a $4.3 million decrease in net loan balances compared to December 31, 2013. At December 31, 2014, non-interest bearing deposits are 15.7% of total deposits while time deposits account for 45.4% of total deposits.

The Company’s ability to further reduce its interest expense on deposits is limited during the first eleven months of 2015. Beginning in December 2015 and ending in February of 2016, the Company has $91.4 million in time deposits maturing with a weighted average cost of 1.99%. The Company anticipates maintaining the majority of these deposit accounts at the market rates prevalent at the time of their maturity.

HFBC Reports Fourth Quarter Results

January 28, 2015

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Clarksville, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Cash and due from banks	$34,389	37,229
Interest-earning deposits	6,050	18,619

Cash and cash equivalents	40,439	55,848
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	303,628	318,910
Loans held for sale	1,444	—
Loans receivable, net of allowance for loan losses of $6,289 at December 31, 2014, and $8,682 at December 31, 2013	539,264	543,632
Accrued interest receivable	4,576	5,233
Real estate and other assets owned	1,927	1,674
Bank owned life insurance	9,984	9,677
Premises and equipment, net	22,940	23,108
Deferred tax assets	2,132	4,610
Intangible asset	33	130
Other assets	4,990	6,399

Total assets	$935,785	973,649

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$115,051	105,252
Interest-bearing accounts:
Interest-bearing checking accounts	186,616	183,643
Savings and money market accounts	97,726	92,106
Other time deposits	331,915	381,996

Total deposits	731,308	762,997
Advances from Federal Home Loan Bank	34,000	46,780
Repurchase agreements	57,358	52,759
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	513	521
Dividends payable	301	326
Accrued expenses and other liabilities	3,593	4,239

Total liabilities	837,383	877,932

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)

Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at December 31, 2014, and December 31, 2013	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,949,665 issued and 7,171,282 outstanding at December 31, 2014, and 7,927,287 issued and 7,447,903 outstanding at December 31, 2013	79	79
Additional paid-in-capital	58,466	58,302
Retained earnings	45,729	44,694
Treasury stock-common (at cost, 778,383 shares at December 31, 2014, and 479,384 shares at December 31, 2013)	(9,429)	(5,929)
Accumulated other comprehensive income (loss), net of taxes	3,557	(1,429)

Total stockholders’ equity	98,402	95,717

Total liabilities and stockholders’ equity	$935,785	973,649

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2014	2013	2014	2013
Interest income:
Loans receivable	$6,282	6,578	26,025	26,741
Securities available for sale - taxable	1,513	1,636	6,548	6,873
Securities available for sale - nontaxable	492	543	2,081	2,219
Interest-earning deposits	7	6	26	24

Total interest income	8,294	8,763	34,680	35,857

Interest expense:
Deposits	1,290	1,510	5,603	7,114
Advances from Federal Home Loan Bank	373	445	1,665	1,780
Repurchase agreements	152	237	874	954
Subordinated debentures	186	185	737	733

Total interest expense	2,001	2,377	8,879	10,581

Net interest income	6,293	6,386	25,801	25,276
Provision for loan losses	(1,500)	396	(2,273)	1,604

Net interest income after provision for loan losses	7,793	5,990	28,074	23,672

Non-interest income:
Other-than-temporary impairment loss on debt securities	—	—	—	(511)
Portion of losses recognized in other comprehensive income	—	—	—	111

Net impairment losses recognized in earnings	—	—	—	(400)
Service charges	849	931	3,354	3,670
Merchant card income	275	256	1,075	983
Mortgage origination revenue	212	75	719	634
Gain on sale of securities	30	44	578	1,661
Income from bank owned life insurance	81	103	307	353
Gain (loss) on sale of assets	—	412	—	412
Financial services commission	243	292	980	1,250
Other operating income	214	179	827	809

Total non-interest income	1,904	2,292	7,840	9,372

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2014	2013	2014	2013
Non-interest expenses:
Salaries and benefits	$3,854	3,436	15,222	14,733
Occupancy	719	870	3,217	3,475
Data processing	693	747	2,887	2,695
State bank tax	346	149	1,336	581
Intangible amortization	16	32	97	162
Professional services	306	338	1,331	1,773
Deposit insurance and examination	162	179	724	727
Advertising	318	303	1,341	1,236
Postage and communications	154	140	577	567
Supplies	168	107	627	495
Loss on disposal of equipment	—	12	—	12
Loss on real estate owned	48	147	208	140
Real estate owned expense	73	216	266	402
Loss on sale of loan	1,781	—	1,781	—
Other operating expenses	2,944	580	4,302	1,640

Total non-interest expense	11,582	7,256	33,916	28,638

Income (loss) before income tax	(1,885)	1,026	1,998	4,406
Income tax expense (benefit)	(852)	(50)	(201)	644

Net income (loss)	(1,033)	1,076	2,199	3,762

Net income (loss) per share:
Basic	($0.14)	$0.14	$0.30	$0.50

Diluted	($0.14)	$0.14	$0.30	$0.50

Dividend per share	$0.04	$0.04	$0.16	$0.12

Weighted average shares outstanding - basic	7,165,957	7,430,970	7,306,078	7,483,606

Weighted average shares outstanding - diluted	7,165,957	7,430,970	7,306,078	7,483,606

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	12/31/2014	9/30/2014

Interest income:
Loans receivable	$6,282	6,913	(631)
Securities available for sale - taxable	1,513	1,562	(49)
Securities available for sale - nontaxable	492	514	(22)
Interest-earning deposits	7	5	2

Total interest income	8,294	8,994	(700)

Interest expense:
Deposits	1,290	1,354	(64)
Advances from Federal Home Loan Bank	373	430	(57)
Repurchase agreements	152	228	(76)
Subordinated debentures	186	174	12

Total interest expense	2,001	2,186	(185)

Net interest income	6,293	6,808	(515)
Provision for loan losses	(1,500)	(892)	(608)

Net interest income after provision for loan losses	7,793	7,700	93

Non-interest income:
Service charges	849	879	(30)
Merchant card income	275	265	10
Mortgage orgination revenue	212	316	(104)
Gain on sale of securities	30	294	(264)
Income from bank owned life insurance	81	65	16
Financial services commission	243	363	(120)
Other operating income	214	211	3

Total non-interest income	1,904	2,393	(489)

This information is preliminary and based on Company data available at the time of the presentation

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended		Change from Prior Quarter
	12/31/2014	9/30/2014

Non-interest expenses:
Salaries and benefits	$3,854	3,881	(27)
Occupancy	719	781	(62)
Data processing	693	730	(37)
Bank franchise tax	346	346	—
Intangible amortization	16	16	—
Professional services	306	397	(91)
Deposit insurance and examination	162	182	(20)
Advertising	318	368	(50)
Postage and communications	154	140	14
Supplies	168	156	12
Loss on real estate owned	48	35	13
Real estate owned expense (refund)	73	(29)	102
Loss on sale of loan	1,781	—	1,781
Other operating expenses	2,944	560	2,384

Total non-interest expense	11,582	7,563	4,019

Income before income tax expense	(1,885)	2,530	(4,415)
Income tax expense	(852)	577	(1,429)

Net income	($1,033)	$1,953	($2,986)

Net income per share:

Basic	($0.14)	$0.27	($0.41)

Diluted	($0.14)	$0.27	($0.41)

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	7,165,957	7,265,597

Weighted average shares outstanding - diluted	7,165,957	7,265,597

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

The table below adjusts tax-free investment income for the twelve month periods ended December 31, 2014, and December 31, 2013, by $1,016 and $1,073 respectively, for a tax equivalent rate using a cost of funds rate of 1.20% for the twelve month period ended December 31, 2014, and 1.40% for the twelve month period ended December 31, 2013. The table adjusts tax-free loan income by $13 and $9, respectively, for twelve month periods ended December 31, 2014, and December 31, 2013, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance	Income & Expense	Average Rates	Average Balance	Income & Expense	Average Rates
	12/31/2014	12/31/2014	12/31/2014	12/31/2013	12/31/2013	12/31/2013

Loans	$534,404	$26,038	4.87%	$528,074	$26,750	5.07%
Investments AFS taxable	262,154	6,548	2.50%	269,304	6,873	2.55%
Investments AFS tax free	64,393	3,097	4.81%	70,178	3,292	4.69%
Federal funds	10,461	26	0.25%	9,060	24	0.26%

Total interest earning assets	871,412	35,709	4.10%	876,616	36,939	4.21%

Other assets	77,716			80,609

Total assets	$949,128			$957,225

Retail time deposits	$314,703	3,660	1.16%	$362,651	5,046	1.39%
Brokered deposits	41,366	495	1.20%	44,349	673	1.52%
Now accounts	189,433	1,253	0.66%	164,669	1,243	0.75%
MMDA and savings accounts	95,174	195	0.20%	86,226	152	0.18%
FHLB borrowings	42,441	1,665	3.92%	44,898	1,780	3.96%
Repurchase agreements	45,823	874	1.91%	41,615	954	2.29%
Subordinated debentures	10,310	737	7.15%	10,310	733	7.11%

Total interest bearing liabilities	739,250	8,879	1.20%	754,718	10,581	1.40%

Non-interest bearing deposits	104,911			92,428

Other non-interest bearing liabilities	4,855			5,334

Stockholders’ equity	100,112			104,745

Total liabilities and stockholders’ equity	$949,128			$957,225

Net change in interest earning assets and interest bearing liabilities		$26,830			$26,358

Interest rate spread			2.90%			2.81%

Net interest margin		3.08%			3.01%

This information is preliminary and based on Company data available at the time of the presentation.

HFBC Reports Fourth Quarter Results

January 28, 2015

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended December 31, 2014, and December 31, 2013, by $230 and $264, respectively, for a tax equivalent rate using a cost of funds rate of 1.12% for the three month period ended December 31, 2014, and 1.28% for the three month period ended December 31, 2013. The table adjusts tax-free loan income by $4 for three month period ended December 31, 2014, and $2 for the three month period ended December 31, 2013, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance	Income & Expense	Average Rates	Average Balance	Income & Expense	Average Rates
	12/31/2014	12/31/2014	12/31/2014	12/31/2013	12/31/2013	12/31/2013

Loans	$530,313	$6,286	4.74%	$531,102	$6,580	4.96%
Investments AFS taxable	251,178	1,513	2.41%	249,629	1,636	2.62%
Investments AFS tax free	61,706	722	4.68%	66,942	807	4.82%
Federal funds	9,477	7	0.30%	9,682	6	0.25%

Total interest earning assets	852,674	8,528	4.00%	857,355	9,029	4.21%

Other assets	78,608			86,175

Total assets	$931,282			$943,530

Retail time deposits	$298,960	874	1.17%	$338,123	1,028	1.22%
Brokered deposits	37,690	94	1.00%	45,379	148	1.30%
Now accounts	186,772	272	0.58%	168,425	291	0.69%
MMDA and savings accounts	97,106	50	0.21%	90,382	43	0.19%
FHLB borrowings	40,871	373	3.65%	48,743	445	3.65%
Repurchase agreements	43,026	152	1.41%	41,788	237	2.27%
Subordinated debentures	10,310	186	7.22%	10,310	185	7.18%

Total interest bearing liabilities	714,735	2,001	1.12%	743,150	2,377	1.28%

Non-interest bearing deposits	110,249			97,602
Other non-interest bearing liabilities	6,950			5,491

Stockholders’ equity	99,348			97,287

Total liabilities and stockholders’ equity	$931,282			$943,530

Net change in interest earning assets and interest bearing liabilities		$6,527			$6,652

Interest rate spread			2.88%			2.93%

Net interest margin		3.06%			3.10%

This information is preliminary and based on Company data available at the time of the presentation.

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